Exhibit 99.1

November 16, 2021

Dear Shareholder:

We are pleased to report to you year-to-date results, a record year in the making.  By the end of the third quarter of 2021, we have surpassed the total earnings of 2020.  Net income for the first nine months of 2021 was $8.9 million, as compared to $3.5 million for the same nine month period in 2020.  This equates to $8.4 million in net income available to common shareholders, or $1.17 per share, compared to $3.1 million in net income available to common shareholders, or $0.42 per share, that we reported in 2020 for the same period.  This represents an earnings growth of 179% in income per share year-to-date compared to the first nine of months of 2020.  In addition, your Company has grown $129 million, or 16%, to total assets of $921 million.

These outstanding results come from your Company developing new relationships with businesses and families in our communities, creating new wealth and prosperity.  The reputation of Uwharrie Capital Corp and all of its financial service subsidiaries: Uwharrie Bank, Uwharrie Investment Advisors, and Uwharrie Bank Mortgage is becoming known in our region as a trusted financial services partner.  Our ability to adapt and fit our financial programs to individual needs is setting us apart.

Our purpose-driven mission, executed by a group of committed associates, is “Making a Difference.”  Our focus on Main Street America and families is to the heart of what builds sustainable communities.  The ability to bring to bear the resources so we might pursue our purpose would not be possible without your belief in our mission and investment of your capital.  Capitalism is at its best when it is also a public virtue.  By this we mean that satisfying a public need for local financial services, we are rewarded with a fair profit.  Profit is not our purpose, but rather the results of doing a good job in meeting the financial needs of the communities we serve.  As of 9/30/2021, our return on equity of 20% was reflected in the stock price of $9.65, as quoted on the OTCQX system.

As a result of these record earnings, the Board of Directors has declared a stock dividend of 3%, up from the recent 2% dividend that has been paid the last several years.  All shareholders of record on November 9, 2021, will receive the dividend on November 23, 2021.  The stock dividend will be paid electronically via book-entry (no stock certificates will be issued).  Consistent with prior years, we choose to pay a stock dividend as opposed to cash to provide our shareholders with options to suit their specific financial needs.  Shareholders still in peak earning years may choose to hold the dividend shares, which defers income, and paying taxes in later years could be at a lower capital gains rate.  For our shareholders desiring current income, these new shares can be sold for cash.  The stock dividend gives you the flexibility of when to recognize the income and address the tax considerations based on your individual needs.

As we approach the holiday season we express our gratitude to you, our shareholders, for your continued support.  We also give thanks for the blessings we have received by working together to make our communities better places to live and we pray for your health and safety through the holidays!

Sincerely,

UWHARRIE CAPITAL CORP

/s/ Roger L. Dick
President and Chief Executive Officer

This Report may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements regarding certain of the Company's goals and expectations with respect to earnings, income per share, revenue, expenses and the growth rate in such items, as well as other measures of economic performance, including statements relating to estimates of credit quality trends, and (ii) statements preceded by, followed by or that include the words “may,” “could,” “should,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “projects,” “outlook,” or similar expressions. These statements are based upon the current belief and expectations of the Company‘s management and are subject to significant risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control).

Uwharrie Capital Corp and Subsidiaries
Consolidated Balance Sheets (Unaudited)
	September 30,	September 30,
(Amounts in thousands except share and per share data)	2021	2020

Assets
Cash and due from banks	$4,015	$6,494
Interest-earning deposits with banks	112,059	63,955
Securities available for sale	291,049	178,582
Securities held to maturity (fair value $29,687 and $27,373, respectively)	28,588	26,244
Equity securities, at fair value	409	1,335
Loans held for sale	9,737	7,812
Loans held for investment	432,335	467,726
Less: Allowance for loan losses	(3,670)	(4,494)
Net loans held for investment	428,665	463,232
Premises and equipment, net	16,149	16,392
Interest receivable	2,679	2,447
Restricted stock	921	1,166
Bank-owned life insurance	9,033	8,901
Other real estate owned	-	359
Prepaid assets	879	1,000
Loan servicing assets	5,125	3,155
Mortgage banking derivatives	1,196	252
Other assets	10,482	10,578
Total assets	$920,986	$791,904

Liabilities
Deposits:
Demand, noninterest-bearing	$243,686	$200,764
Interest checking and money market accounts	404,484	379,108
Savings accounts	93,290	71,194
Time deposits, $250,000 and over	24,363	9,051
Other time deposits	47,501	53,570
Total deposits	813,324	713,687
Interest payable	69	27
Short-term borrowed funds	1,130	635
Long-term debt	29,511	10,992
Other liabilities	14,791	12,271
Total liabilities	858,825	737,612

Shareholders' Equity
Common stock, $1.25 par value: 20,000,000 shares authorized;
issued and outstanding or in process of issuance
6,949,634 and 6,961,230 shares, respectively.
Book value per share $7.20 in 2021 and $5.97 in 2020 (1)	8,687	8,702
Common stock dividend distributable	261	174
Additional paid-in capital	13,550	12,756
Undivided profits	29,558	18,600
Accumulated other comprehensive income (loss)	(550)	3,405
Total Uwharrie Capital Corp shareholders' equity	51,506	43,637
Noncontrolling interest	10,655	10,655
Total shareholders' equity	62,161	54,292
Total liabilities and shareholders' equity	$920,986	$791,904

(1) Net income per share, book value per share and weighted average shares outstanding have been adjusted to reflect the 2% stock dividend in 2020 and the 3% stock dividend in 2021.

Uwharrie Capital Corp and Subsidiaries
Consolidated Statements of Income (Unaudited)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(Amounts in thousands except share and per share data)	2021	2020	2021	2020

Interest Income
Interest and fees on loans	$6,242	$5,190	$17,639	$14,774
Interest on investment securities	1,054	960	3,055	2,315
Interest-earning deposits with banks and federal funds sold	53	26	96	616
Total interest income	7,349	6,176	20,790	17,705

Interest Expense
Interest paid on deposits	176	312	562	1,412
Interest paid on borrowed funds	191	142	461	419
Total interest expense	367	454	1,023	1,831

Net Interest Income	6,982	5,722	19,767	15,874
Provision for (recovery of) loan losses	(1,057)	1,066	(1,232)	2,465
Net interest income after provision for (recovery of) loan losses	8,039	4,656	20,999	13,409

Noninterest Income
Service charges on deposit accounts	253	241	735	763
Interchange and card transaction fees	261	266	819	640
Other service fees and commissions	842	588	2,272	1,911
Gain on sale of securities	-	19	991	77
Realized/unrealized gain (loss) on equity securities	(2)	101	(14)	434
Income from mortgage banking	2,323	3,961	9,498	8,727
Other income	883	370	1,540	428
Total noninterest income	4,560	5,546	15,841	12,980

Noninterest Expense
Salaries and employee benefits	5,833	5,254	16,455	14,708
Occupancy expense	433	430	1,319	1,261
Equipment expense	192	202	529	564
Data processing	170	171	500	491
Loan costs	192	155	689	409
Professional fees and services	239	313	707	716
Marketing and donations	215	294	1,036	705
Software amortization and maintenance	335	352	1,058	916
Other operating expenses	1,574	831	3,287	1,975
Total noninterest expense	9,183	8,002	25,580	21,745

Income before income taxes	3,416	2,200	11,260	4,644
Provision for income taxes	732	618	2,389	1,132
Net Income	$2,684	$1,582	$8,871	$3,512

Consolidated net income	$2,684	$1,582	$8,871	$3,512
Less: Net income attributable to noncontrolling interest	(142)	(142)	(422)	(424)
Net income attributable to Uwharrie Capital Corp and common shareholders	$2,542	$1,440	$8,449	$3,088
Net Income Per Common Share (1)
Basic	$0.35	$0.20	$1.17	$0.42
Assuming dilution	$0.35	$0.20	$1.17	$0.42
Weighted Average Common Shares Outstanding (1)
Basic	7,168,405	7,319,100	7,218,109	7,360,295
Assuming dilution	7,168,405	7,319,100	7,218,109	7,360,295